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                                                                    EXHIBIT 2
                      CHIQUITA BRANDS INTERNATIONAL, INC.
                                  ("Company")

                               Equity Securities

                                TERMS AGREEMENT

                                                                February 8, 1994


CHIQUITA BRANDS INTERNATIONAL, INC.
250 East Fifth Street
Cincinnati, Ohio  45202

Attention:  William A. Tsacalis
            Vice President and Controller

Dear Sirs:

          On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement Basic Provisions relating to the securities of Chiquita Brands International, Inc. dated January, 1994 ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                               Equity Securities

Title:    $2.875 Non-Voting Cumulative Preferred Stock, Series A, par value
$1.00 per share (the "Series A Preferred Stock")

Number of Shares to be Issued:     2,500,000 shares

Voting Rights: As described in the Prospectus Supplement, dated February 8, 1994, pertaining to the Series A Preferred Stock (the "Prospectus Supplement")

Preferred Stock Dividends:    Cash dividends to accrue at an annual rate of
$2.875 per share, cumulative and payable quarterly in arrears on March 7, June 7, September 7 and December 7, commencing June 7, 1994

Optional Redemption:  Not applicable

Mandatory Redemption/Sinking Fund:  Not applicable

Liquidation Preference:  $50.00 per share plus dividends in arrears, if any

Name of Exchange or Market:   New York Stock Exchange

Period Designated Pursuant to Paragraph 5(m)(i) of the Underwriting Agreement:
90 days

Period Designated Pursuant to Paragraph 8(j) of the Underwriting Agreement: 90 days
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Conversion Provisions:  As described in the Prospectus Supplement

Other Terms

Price to Public:    $50.00 per share

Underwriting Discounts and Commission:   $1.75 per share; $4,375,000 total

Proceeds to Company:    $120,625,000

Over-Allotment Option:  375,000 shares

Delivery Date:      February 15, 1994

Method of Payment:  New York Clearing House (next day) funds

Name of Transfer Agent and Registrar:  Securities Transfer Company

Names and Addresses of Representatives:

          Lehman Brothers Inc.
          3 World Financial Center
          New York, New York 10285

          Smith Barney Shearson Inc.
          1345 Avenue of the Americas
          New York, New York 10105

          The respective shares of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference except that certain issuances of common stock by the Company consented to by Lehman Brothers Inc. shall be excluded from the restrictions contained in Paragraph 5(m)(i) of the Underwriting Agreement.

          In addition to the agreements set forth in Paragraph 5 to the Underwriting Agreement, the Company hereby agrees, from time to time, to use its best efforts to increase its authorized shares of common stock such that there will be a sufficient number of authorized shares of common stock reserved for issuance in the event of an adjustment to the Maximum Conversion Rate (as described in the Prospectus Supplement) for the conversion of the Series A Preferred Stock.

          In addition to the conditions set forth in Paragraph 8 to the Underwriting Agreement, the respective obligations of the Underwriters are subject to their receipt of the opinion of McCarter & English, New Jersey counsel to the Company, addressed to the Underwriters and dated the Delivery Date and, if Option Securities are purchased, at any date after the Delivery Date as specified herein, an additional opinion from such counsel,
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addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Delivery Date in such opinion remain valid as of such later date, in form and substance to be mutually agreed upon by such counsel and the Representatives.

          The Securities will be made available for checking and packaging at the office of Lehman Brothers Inc. at least 24 hours prior to the Delivery Date.
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          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                              Very truly yours,

                              LEHMAN BROTHERS INC.
                              SMITH BARNEY SHEARSON INC.

                              For themselves and as
                              Representatives of the several
                              Underwriters named in Schedule A
                              hereto

                                   By LEHMAN BROTHERS INC.

                                   By /s/  William A. Schutzer
                                     -------------------------
                                     Authorized Representative
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                                   SCHEDULE A


                                                               Number of
Underwriter                                                      Shares
- -----------                                                    ---------
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . .    875,000
Smith Barney Shearson Inc.  . . . . . . . . . . . . . . . . .    875,000
Donaldson, Lufkin & Jenrette Securities
  Corporation . . . . . . . . . . . . . . . . . . . . . . . .    125,000
Kidder, Peabody & Co. Incorporated  . . . . . . . . . . . . .    125,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated  . . . . . . . . . . . . . . . . . . . . . . .    125,000
NatWest Securities Limited  . . . . . . . . . . . . . . . . .    125,000
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . .    125,000
S.G. Warburg & Co. Inc. . . . . . . . . . . . . . . . . . . .    125,000
                                                               ---------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . .  2,500,000
                                                               =========

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To:         Lehman Brothers Inc.
            Smith Barney Shearson Inc.
            As Representatives of the Several
             Underwriters named in Schedule A
             to the Terms Agreement (as defined
             herein)
            c/o Lehman Brothers Inc.
            3 World Financial Center
            New York, New York 10285


            We accept the offer contained in your letter, dated February 8, 1994, relating to up to 2,875,000 shares of our $2.875 Non-Voting Cumulative Preferred Stock, Series A (the "Terms Agreement"). We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement Basic Provisions filed as an exhibit to the undersigned's Registration Statement on Form S-3 (No. 33-51995) (together with the Terms Agreement, the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.


                                Very truly yours,


                                CHIQUITA BRANDS INTERNATIONAL, INC.


                                By /s/ William A. Tsacalis
                                  --------------------------------
                                  Name: William A. Tsacalis
                                  Title: Vice President and Controller